                                                                    Exhibit 10.7

                       SUPPLEMENTAL SHAREHOLDERS AGREEMENT

         This SUPPLEMENTAL SHAREHOLDERS AGREEMENT, dated as of July 14, 2000 (this "AGREEMENT"), is entered into by and between Meridian Automotive Systems, Inc. (f/k/a American Bumper & Mfg. Co.), a Michigan corporation (the "COMPANY"), and the investor listed on the signature page hereto (the "INVESTOR").

         WHEREAS, in connection with the purchase of substantially all of the assets of Cambridge Industrial Holdings, Inc., a Delaware corporation, by the Company, the Company desires to sell certain shares of Common Stock (as defined in the Subscription Agreement) of the Company;

         WHEREAS, the Investor desires to subscribe for and purchase, and the Company desires to sell to the Investor the number of shares of Common Stock (as set forth on Schedule 2.1 of the Subscription Agreement) of the Company (the "SHARES") subscribed for by the Investor pursuant to a Stock and Mezzanine Security Unit Purchase Agreement, dated as of the date hereof (the "SUBSCRIPTION AGREEMENT"), between the Company and the Investor; and

         WHEREAS, the Company and the Investor desire to enter into this Agreement in order to set forth their understanding with respect to certain voting arrangements, transfer rights and other matters relating to the Investor's ownership of Shares and to acknowledge that any Shares acquired by the Investor pursuant to the Subscription Agreement are subject to, and governed by, the Shareholders Agreement (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                                   ARTICLE 1.

                     INCORPORATION OF SHAREHOLDERS AGREEMENT

         SECTION a. DOCUMENTATION WITH RESPECT TO THE SHARES. The Investor hereby acknowledges that the Shares are subject to various agreements, including without limitation, the Shareholders Agreement, dated as of April 30, 1997, as amended and as may be further amended or supplemented (the "SHAREHOLDERS AGREEMENT"), by and among the Company and certain shareholders of the Company as set forth therein.

         SECTION b. ACCESS TO INFORMATION. The Investor (i) has reviewed the Shareholders Agreement and the other materials furnished to the Investor in connection with the transactions contemplated hereby and contemplated by the Subscription Agreement and (ii) has been granted the opportunity to ask questions of, and has received answers from, representatives of the Company and its affiliates concerning the terms and conditions of the purchase of the Shares and has been granted the opportunity to obtain any additional information that the Investor deems necessary to verify the accuracy of the information contained in the Shareholders Agreement and the Subscription Agreement and such other materials.

         SECTION c. GENERAL. Upon the execution of this Agreement, the Investor shall be deemed, in accordance with Section 10.1 of the Shareholders Agreement, to have the same rights and obligations as a Shareholder (as defined therein) for purposes of the Shareholders Agreement. The Investor hereby agrees to be bound by, and agrees that any Shares acquired are subject to, and governed by, the terms and conditions of the Shareholders Agreement. The Investor, an Affiliate (as defined in the Shareholders Agreement) of Windward, is hereby deemed to be a member of the Windward Group (as defined in the Shareholders Agreement) for all purposes of the Shareholders Agreement. Pursuant to Section
10.3 of the Shareholders Agreement, this Agreement is effective as of the date hereof.

         SECTION d. CONFLICT. In the event of a conflict between the terms hereof and the Shareholders Agreement, the terms of the Shareholders Agreement shall control.

         SECTION e. APPOINTMENT OF AGENT FOR THE INVESTOR. The Investor hereby irrevocably designates and appoints the Windward Agent (as defined in the Shareholders Agreement) as its attorney-in-fact, agent and representative, to act on its behalf and on behalf of its Permitted Transferees (as defined in the Shareholders Agreement) in connection with exercising any of its rights, performing any of its duties or obligations or enforcing any claims or rights on its behalf, arising under the Shareholders Agreement.

                                   ARTICLE 2.

                                  MISCELLANEOUS

         SECTION a. AFTER-ACQUIRED SHARES. All of the provisions of this Agreement shall apply to all of the securities of the Company now owned or which may be issued or Transferred (as defined in the Shareholders Agreement) hereafter to the Investor in consequence of any additional issuance, purchase (including, without limitation, pursuant to the exercise of options or warrants to purchase capital stock of the Company), exchange, conversion, or reclassification of securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by the Investor in any other manner (all of which shall be deemed to be "Shares" hereunder).

         SECTION b. SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION c. TERMS OF AGREEMENT. This Agreement shall become effective on the date hereof and shall continue in full force and effect until the date on which the Shareholders Agreement terminates.

         SECTION d. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, no party hereto may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto.

         SECTION e. ENTIRE AGREEMENT. This Agreement, the Shareholders Agreement and the Subscription Agreement constitute the complete understanding and agreement among the parties hereto with respect to the subject matter hereof and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

         SECTION f. APPROVALS AND CONSENTS. The Investor hereby agrees, for itself, its successors and assigns and Permitted Transferees, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, and to take such other actions as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the Shareholders Agreement and the transactions contemplated hereby and thereby.

         SECTION g. NOTICES. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, or if given by telex or other telegraphic means, to such party at its address set forth in Schedule A hereto. Any such notice shall for all purposes of this Agreement be deemed to have been given, and received by the addressee, on the date of such personal delivery or telex or telegraphic notice or five (5) days after any such mailing thereof.

         SECTION h. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION i. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         SECTION j. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION k. HEADINGS. All section headings herein are for convenience of reference and are not part of this Agreement, and no construction or interference shall be derived therefrom.

                                                                      Schedule A

INVESTOR:

Windward/Park AB III, L.L.C.
c/o Windward Capital Associates, L.P.
1177 Avenue of the Americas
42nd Floor
New York, NY  10036
Attn: Peter Macdonald


THE COMPANY:

Meridian Automotive Systems, Inc.
3196 Kraft S.E.
Grand Rapids, MI 49512
Attn: Edward D. Corlett

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

                               WINDWARD/PARK AB III. L.L.C.

                                        By: Windward Capital
                               Associates, L.P., its manager

                                            By: Windward Capital Associates,
                                            Inc., its general partner

                               By:  /s/ Anthony J. Almy
                                  -------------------------------
                                    Name:  Anthony J. Almy
                                    Title: Secretary & Treasurer

                               MERIDIAN AUTOMOTIVE SYSTEMS, INC.

                               By:
                                  -------------------------------
                                    Name:  Edward D. Corlett
                                    Title: Vice President
                                    and Chief Financial Officer

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

                               WINDWARD/PARK AB III. L.L.C.

                                        By: Windward Capital
                               Associates, L.P., its manager

                                            By: Windward Capital Associates,
                                            Inc., its general partner

                               By:
                                  -------------------------------
                                    Name:
                                    Title:

                               MERIDIAN AUTOMOTIVE SYSTEMS, INC.


                               By:  /s/ Edward D. Corlett
                                  -------------------------------
                                    Name:  Edward D. Corlett
                                    Title: Vice President
                                    and Chief Financial Officer

                        Meridian Automotive Systems, Inc.
                       Supplemental Shareholders Agreement
                     Schedule of Signatories to Exhibit 10.7

DATE                                SIGNATORY
----                                ---------
May 25, 1999                        Windward/Quebec II, L.L.C.
May 25, 1999                        Windward/BACI, L.L.C.
May 25, 1999                        Windward/Badger AB IV, L.L.C.
May 25, 1999                        Windward/Park AB III, L.L.C.